Exhibit 32

June 18, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Michael J. Mahoney, the Chief Executive Officer and Donald P. Cawley, the Chief Accounting Officer of Commonwealth Telephone Enterprises, Inc., each certifies that, to the best of their knowledge, based on a review of the Annual Report on Form 11-K for the two day period ended December 31, 2003 and the year ended December 29, 2003 (the “Report”):

1.	such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Telephone Enterprises, Inc.

/s/ Michael J. Mahoney
Michael J. Mahoney
Chief Executive Officer
(Principal Executive Officer)

/s/ Donald P. Cawley
Donald P. Cawley
Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Commonwealth Telephone Enterprises, Inc. and will be retained by Commonwealth Telephone Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon .request.